EXHIBIT 99.1

Sacramento, CA - November 16, 2000

               AMERICAN RIVER HOLDINGS DECLARES 5% STOCK DIVIDEND

Sacramento, CA - On November 15, the Board of Directors of American River Holdings (NASDAQ: AMRB), declared a 5% stock dividend on the outstanding shares of Common Stock of the Corporation, issuable on December 19, 2000, to shareholders of record as of December 4, 2000. No fractional shares will be issued in connection with the Stock Dividend, but cash will be distributed to each shareholder who would otherwise have been entitled to receive a fractional share, at the per share price at the close of business on November 15, 2000 which was $14.00.

"This is the fourth consecutive annual stock dividend that has been declared," states David Taber, President & CEO of the company, "together with our semi-annual cash dividends which have been declared since 1992, we believe this to be an important part of our shareholder value strategy."

American River Holdings is the parent company of American River Bank, a business bank in Sacramento with four offices, North Coast Bank, a business bank in Sonoma County with three offices, and first source capital, a business equipment lease financing company.

The combined assets of the Company were $269 million on September 30, 2000.

Related web sites: WWW.AMRB.COM, WWW.AMERICANRIVERBANK.NET,
WWW.NORTHCOASATBANK.COM, WWW.FIRSTSOURCECAPITAL.COM

November 16, 2000

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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN RIVER
HOLDINGS' AND SUBSIDIARIES' FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES AND FUTURE PERFORMANCE. A NUMBER OF FACTORS, ANY OF WHICH ARE BEYOND THE CONTROL OF AMERICAN RIVER HOLDINGS OR ITS SUBSIDIARIES, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.
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